EXHIBIT (C)(2)

                              ARTICLES OF AMENDMENT


                        Midas Special Equities Fund, Inc.
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a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         The charter of the corporation is hereby amended as follows:

The name of the corporation is Midas Special Fund, Inc.







     This amendment of the charter of the corporation has been approved per
Section 2-607(a)(2)(ii) of the Corporations and Associations Article by

a majority of the entire board of directors.
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     We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.




/s/ Thomas B. Winmill                             /s/ John F. Ramirez
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Thomas B. Winmill, President                      John F. Ramirez, Secretary


Midas Special Fund, Inc.
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11 Hanover Square, 12th Floor
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New York, NY 10005
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